Exhibit 99.1

APOLLO BANCSHARES, INC.
PROXY FOR
SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Apollo Bancshares, Inc., a Florida corporation (the “Company”), hereby revoke(s) any Proxy heretofore given, hereby appoints Matthew L. Adler and Carlos M. Modia, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the special meeting of shareholders the Company to be held on September 15, at 5:00 pm, local time, at the main office of the Company located at 1150 South Miami Avenue, Miami, Florida 33130, and any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals, each as described more fully in the accompanying Joint Proxy Statement/Prospectus, and any other matters coming before said meeting:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS

1.	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 29, 2022, by and between the Company, Apollo Bank, Seacoast Banking Corporation of Florida (“Seacoast”), and Seacoast National Bank pursuant to which the Company will merge with and into Seacoast, and Apollo Bank will merge with and into Seacoast National Bank (the “Mergers,” and collectively referred to as the “Merger Proposal”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Proposal to approve a portion of certain compensatory payments that Eduardo Arriola is or may be entitled to receive in connection with the Mergers or certain subsequent events in order to avoid any potential adverse federal tax consequences for Mr. Arriola under Sections 280G and 4999 of the Internal Revenue Code of 1986 (the “Arriola 280G Proposal”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to approve a portion of certain compensatory payments that Ramon Rodriquez is to may be entitled to receive in connection with the Mergers or certain subsequent events in order to avoid any potential adverse federal tax consequences for Mr. Rodriquez under Sections 280G and 4999 of the Internal Revenue Code of 1986 (the “Rodriguez 280G Proposal”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Proposal of the Board of Directors of the Company to adjourn or postpone the special meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal, the Arriola 280G Proposal, or the Rodriguez 280G Proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT, THE PERSONS NAMED AS PROXIES WILL VOTE THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN ACCORDANCE WITH THEIR JUDGMENT ON THOSE MATTERS.

The undersigned shareholder hereby acknowledges his, her or its receipt of the accompanying Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus.

IMPORTANT: PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. SIGN YOUR NAME AS REFLECTED ON THE MAILING LABEL BELOW, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign and print your name exactly as it appears on the books and records of the Company. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DATE: ____________________, 2022	Signature(s)

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DATE: ____________________, 2022	Signature(s)

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